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                                                                    Exhibit 1.01

                                 750,000 Shares

                                  BENIHANA INC.

                              Class A Common Stock

                             UNDERWRITING AGREEMENT

                               September __, 2001

Ladenburg Thalmann & Co. Inc.
Ryan, Beck & Co. LLC
  as Representatives of the Several Underwriters
c/o Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
New York, New York 10022

Dear Sirs:

         Benihana Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "Underwriters") for whom Ladenburg Thalmann & Co. Inc. and Ryan, Beck & Co. LLC are acting as representatives (the "Representatives"), an aggregate of 750,000 shares (the "Firm Shares") of the Class A Common Stock, par value $.10 per share (the "Class A Stock"), of the Company. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriters, at the Underwriters' option, up to an additional 112,500 shares of Class A Stock (the "Option Shares") as set forth herein. The term "Shares" as used herein, unless otherwise indicated, shall mean the Firm Shares and the Option Shares.

         SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

         (a) The Company meets the requirements for use of Form S-2 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder. A registration statement on Form S-2 (File No. 333-__________) and one or more amendments thereto with respect to the Shares have (i) been prepared by the Company in conformity with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective

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Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained or incorporated by reference in the final prospectus pursuant to Item 12 of Form S-2 under the Securities Act filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Shares, including all information contained or incorporated by reference therein pursuant to Item 12 of Form S-2 under the Securities Act. If the Company has filed an abbreviated registration statement to register additional shares of Class A Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein.

     (c)  The documents incorporated by reference in the Prospectus pursuant to
Item 12 of Form S-2 under the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Dates (as defined below), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the Securities Act.

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     (d)  The Company and each of its subsidiaries (as defined in Section 15)
have (i) been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, (ii) are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and (iii) all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except, in the case of clauses (ii) and (iii), where the failure to so qualify and be in good standing as a foreign corporation or have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). None of the Company's subsidiaries is a limited liability company.

     (e) The authorized, issued and outstanding capital stock of the Company as of July 22, 2001, is as set forth in the Prospectus under "Capitalization." All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except with respect to Haru Holding Corp. ("Haru") and each of its subsidiaries, all of the issued and outstanding shares of capital stock of each subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledge of the capital stock of such subsidiaries by the Company under the Credit Agreement dated as of December 1, 1997 by and among the Company, First Union National Bank and the other parties thereto (the "Credit Facility"). The Company owns directly or indirectly, 80% of the issued and outstanding shares of capital stock of Haru and each of Haru's subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for the pledge of the capital stock of Haru and such subsidiaries under the Credit Facility. Except as otherwise described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Class A Stock pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

     (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

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     (g)  The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document) of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (i) The Company has full power and authority to authorize, issue and sell the Shares to be sold by it hereunder. The Shares to be delivered on the Closing Dates have been duly and validly authorized, and when delivered and sold by the Company in accordance with the terms of this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable without any personal liability attaching to the ownership thereof, and will not have been issued and will not be owned or held in violation of or be subject to any preemptive rights or other similar right to subscribe for or purchase securities of the Company. The Underwriters will receive good title to the Shares purchased by them, respectively, free and clear of all liens, encumbrances, equities or claims or other defects of title whatsoever. The Shares to be sold by the Company will conform in all material respects to the description of such Shares contained in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

     (j) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any

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securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (k) Except as set forth in the Prospectus, the Company has not sold or issued any shares of Class A Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

     (m) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial information and data filed as part of the Registration Statement or included in the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (n) Deloitte & Touche, LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Prospectus and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

     (o) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the

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use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

     (p) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

     (q) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

     (r) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (s) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference as exhibits as permitted by the Rules and Regulations.

     (t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

     (u) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

     (v) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or

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(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best of the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (w) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except where the failure to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

     (x) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

     (y) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (z) Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
(iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for such defaults, violations and failures which would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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     (aa)  Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (bb) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (cc) Neither the Company nor any subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (dd) The Shares have been authorized for listing on the Nasdaq National Market.

     (ee) Neither the Company nor any subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Shares to facilitate the sale or the resale of the Shares hereby.

     (ff) Neither the Company nor any subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes, and all rules and regulations thereunder, relating

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to issuers doing business in Cuba and the Company agrees to comply, and shall cause each of its subsidiaries to comply, with such statute if prior to the completion of the distribution of the Shares, the Company or any subsidiary commences doing such business.

     (gg) Neither the Company nor any subsidiary has distributed, nor will it distribute prior to the First Closing Date (as defined in Section 3(a) below) any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement or any other materials permitted by the Securities Act, if any.

     SECTION 2. Purchase of the Shares by the Underwriters. (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the several Underwriters and each such Underwriter agrees, severally and not jointly, to buy from the Company at __________ per Share, at the place and time hereinafter specified, the respective number of Firm Shares set forth opposite the names of the Underwriters in Schedule A attached hereto plus any additional Shares which such Underwriters may become obligated to purchase pursuant to the provisions of Section 8 hereof.

     (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the several Underwriters to purchase all or any part of the Option Shares at the same price per Share as the Underwriters shall pay for the Firm Shares being sold pursuant to the provisions of subsection (a) of this Section 2. This option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Representatives to the Company advising as to the amount of Option Shares as to which the option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. The number of Option Shares to be purchased by each Underwriter, if any, shall bear the same percentage to the total number of Option Shares being purchased by the several Underwriters pursuant to this subsection (b) as the number of Shares such Underwriter is purchasing bears to the total number of the Firm Shares being purchased pursuant to subsection (a) of this Section 2, as adjusted, in each case, by the Representatives in such manner as the Representatives may deem appropriate. The option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Shares referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Class A Stock, whether in the form of cash, shares of Class A Stock or any other consideration, following the First Closing Date and prior to the Option Closing Date (as defined in Section 3(b) below), such dividend or distribution shall also be paid on the Option Shares on the Option Closing Date.

     SECTION 3. Delivery and Payment. (a) Delivery of the Firm Shares against payment therefor shall take place at the offices of Ladenburg Thalmann & Co. Inc. (or at such other place as may be designated by agreement between you and the

                                       -9-

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Company) at 10:00 a.m. New York time, on the third full business day after the
Effective Date, or at such other time not earlier than three nor more than ten full business days thereafter as the Representatives and the Company shall determine. Such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date."

          (b) In addition, in the event the Underwriters exercise the option to purchase from the Company all or any portion of the Option Shares pursuant to the provisions of Section 2(b), then delivery of the Option Shares against payment therefor shall take place at the offices of Ladenburg Thalmann & Co. Inc. (or at such other place as may be designated by agreement between you and the Company) at such time and date as shall be determined by the Representatives but shall not be earlier than four nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date. Such time and date is referred to herein as the "Option Closing Date."

          (c) The Company will make the certificates for the securities comprising the Shares to be purchased by the Underwriters hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date, as the case may be (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two full business days prior to the applicable Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

          (d) Payment for the Shares shall be made to or upon the order of the Company by certified or bank cashier's checks payable in New York Clearing House funds at the time and date of delivery of such Shares as required by the provisions of subsections (a) and (b) above or by wire transfer in immediately available funds to a bank account designated by the Company at least two business days prior to the First Closing Date or the Option Closing Date, as the case may be, against receipt of the definitive certificates in negotiable form for such Shares by the Representatives for the respective accounts of the several Underwriters registered in such names and in such denominations as the Representatives may request.

          (e) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make any and all payments required pursuant to this Section 3 on behalf of any Underwriter whose check or checks shall not have been received by the Representatives at the time of delivery of the Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         SECTION 4. Offering of Shares by the Underwriters. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus. The Underwriters may, at their own expense, enter into one or more agreements, in their sole discretion, as they deem advisable, with

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one or more broker-dealers who shall act as dealers in connection with such public offering. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     SECTION 5. Further Agreements of the Company. The Company agrees:

     (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Underwriters such number of the following documents as each Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon its request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably delayed or withheld;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 1l(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

     (g) Upon the request of the Underwriters, for a period of two years following the Effective Date, to furnish to the Underwriters copies of all materials furnished by the Company to its shareholders generally and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Class A Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation, to submit to general taxation or to file a general consent to service of process in any jurisdiction;

     (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Class A Stock or securities convertible into or exchangeable for Class A Stock (other than (w) the Shares, (x) shares of Class A Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or upon conversion of shares of Common Stock, or (y) shares of Class A Stock or securities convertible into or exchangeable for Class A Stock issued in a private placement transaction (provided that such shares shall not be publicly resold during the period of 90 days after the date of the Prospectus; provided, further, that the holder of shares issued in such a transaction shall furnish to the Underwriters at or prior to the time of such issuance a letter in the form of Exhibit A hereto)) or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Class A Stock or securities convertible into or exchangeable for Class A Stock or substantially similar securities (other than the grant of options pursuant to benefit plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Class A Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Stock or other securities, in cash or otherwise, in each case without the prior written consent of Ladenburg Thalmann & Co. Inc.; and to cause each executive officer and director of the Company and Benihana of Tokyo, Inc. ("BOT") to furnish to the Representatives, prior to the First Closing Date, a letter or letters, substantially in the form of Exhibit A hereto;

     (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

     (k) During the period of 90 days from the date of the Prospectus, to obtain an executed letter in the form of Exhibit A hereto from each new executive officer and director who has not previously executed such a letter;

     (l) The Company will apply the net proceeds from the sale of the Shares for the purposes set forth under "Use of Proceeds" in the Prospectus; and

     (m) Prior to the First Closing Date, the Company will make all filings required to obtain the listing of the Shares on the Nasdaq National Market and will effect and maintain such listing for at least five years from the date of this Agreement.

     SECTION 6. Expenses. (a) The Company agrees to pay (i) the Representatives a $75,000 non-accountable expense allowance to cover all of the Representatives' out-of-pocket expenses (the receipt of which is hereby acknowledged by the Representatives), (ii) the costs incident to the sale and delivery of the Shares and any taxes payable in that connection; (iii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iv) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (v) the costs of reproducing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (vi) the filing fees and expenses incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters, which obligation shall be in addition to the obligation referred to in subparagraph (i) above); (vii) any applicable listing or other fees; (viii) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters, which obligation shall be in addition to the obligation referred to in subparagraph (i) above); (ix) the costs and expenses (excluding costs and expenses of the Underwriters and their representatives) relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, including all accounting and counsel fees and expenses incurred by the Company in connection with the offering of the Shares hereunder. Notwithstanding the foregoing, unless otherwise approved in advance by the Company, the fees and expenses of counsel to the Underwriters payable by the Company under subparagraphs (vi) and (viii), excluding filing fees in either case, shall be limited to $10,000 plus disbursements.

     (b) No person is entitled either directly or indirectly to compensation from the Company, from the Representatives or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Representatives and the other Underwriters, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Representatives or such other Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

     SECTION 7. Conditions of Underwriter's Obligations. The obligations of the several Underwriters to purchase and pay for the Shares which they have respectively agreed to purchase hereunder on the respective Closing Date are subject (x) to the accuracy when made and as of the Closing Dates, of the representations and warranties of the Company contained herein (provided that, in the case of this clause (x), the obligations of the Underwriters hereunder shall be subject to the accuracy in all material respects of those representations and warranties that are not qualified as to materiality), (y) to the performance by the Company of its obligations hereunder and (z) to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) The Underwriters shall not have discovered and disclosed to the Company on or prior to either of the Closing Dates that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Lowenstein Sandler PC, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Dornbush Mensch Mandelstam & Schaeffer, LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the First Closing Date, in substantially the form attached hereto as Exhibit B.

     (e) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Lowenstein Sandler PC, counsel to the several Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, together with copies thereof for each of the other Underwriters, in form and substance satisfactory to the Underwriters. The Company and each of its subsidiaries shall have furnished to counsel for the several Underwriters such documents as it may reasonably request for the purpose of enabling it to render such opinion.

     (f) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche, LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

     (g) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the First Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (h) The Company shall have furnished to the Underwriters a certificate, dated the First Closing Date, of its President and its Chief Financial Officer stating that:

          (i)   The representations, warranties and agreements of the Company in
     Section 1 are true and correct as of the First Closing Date (provided that such representations, warranties and agreements that are not qualified as to materiality shall be true in all material respects); the Company has complied with all its agreements contained herein; and the conditions set forth in this Section 7 have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which was not so set forth therein.

     (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the respective Closing Date on the terms and in the manner contemplated in the Prospectus.

     (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the respective Closing Date on the terms and in the manner contemplated in the Prospectus.

     (k) The Shares shall be listed on the Nasdaq National Market.

     (l) Prior to the First Closing Date, the Underwriters shall have received from each executive officer and director of the Company and BOT, an executed letter in the form of Exhibit A pursuant to Section 5(i) hereto.

     (m) No action shall have been taken by the Commission or the NASD, the effect of which would make it improper, at any time prior to the respective Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Shares and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Representatives or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company shall have advised the Underwriters of any NASD affiliation of any of its officers, directors, stockholders or their affiliates.

     (n) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the several Underwriters to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

          (i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the several Underwriters.

                  (ii) At the Option Closing Date, Dornbush Mensch Mandelstam & Schaeffer, LLP shall have furnished to the Underwriters its written opinion as counsel to the Company addressed to the Underwriters, which opinion shall be dated the Option Closing Date and shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to
Section 7(d) hereof, except that such opinion, where appropriate, shall cover the Option Shares.

                  (iii) At the Option Closing Date there shall have been delivered to you a letter in form and substance satisfactory to you from Deloitte & Touche, LLP dated the Option Closing Date and addressed to the Underwriters confirming the information in their letter referred to in Section 7(f) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date.

                  (iv) At the Option Closing Date, the Company shall have furnished to the Underwriters a certificate, dated the Option Closing Date, of its President and the Chief Financial Officer, in form and substance satisfactory to counsel for the Underwriters substantially the same in scope and substance as the certificates furnished to you at the First Closing Date pursuant to Section 7(h) hereof.

                  (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be satisfactory in form and substance to you and Lowenstein Sandler PC, counsel to the several Underwriters, shall have been furnished with all such documents, certificates, and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions herein.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     SECTION 8. Substitution of Underwriters.

     If any of the Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase the Firm Shares hereunder, or shall fail to take up and pay for the number of Firm Shares set forth opposite their respective names in Schedule A hereto upon tender of such Firm Shares in accordance with the terms hereof, then:

     (a) If the aggregate number of Firm Shares which such Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm Shares, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase.

     (b) If any Underwriter or Underwriters so default and the agreed number of Firm Shares with respect to which such default or defaults occurs is more than 10% of the total number of Firm Shares, the remaining Underwriters shall have the right to take up and pay for (in such proportion as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If such remaining Underwriters do not, at the First Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Firm Shares shall be extended to the next business day to allow the remaining Underwriters the privilege of substituting within twenty-four hours (including nonbusiness hours) another underwriter or underwriters reasonably satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the Firm Shares may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including nonbusiness hours) another underwriter or underwriters to purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted Underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 8, (i) the Company or the Representatives shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Firm Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of the underwriting obligation for all purposes of this Agreement.

     If a default by one or more Underwriters shall occur and the remaining Underwriters shall not take up and pay for all the Firm Shares agreed to be purchased by the defaulting Underwriters or substitute another underwriter or underwriters as aforesaid, and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

     If, following exercise of the option provided in Section 2(b) hereof, any Underwriter or Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase Option Shares at the Option Closing Date, or shall fail to take up and pay for the number of Option Shares, which they become obligated to purchase at the Option Closing Date upon tender of such Option Shares in accordance with the terms hereof, then the remaining Underwriters or substituted Underwriters may take up and pay for the Option Shares of the defaulting Underwriters in the manner provided in this Section 8(b). If the remaining Underwriters or substituted Underwriters shall not take up and pay for all such Option Shares, the Underwriters shall be entitled to purchase the number of Option Shares for which there is no default or, at their election, the option shall terminate, and the exercise thereof shall be of no effect.

     As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8. In the event of termination, there shall be no liability on the part of any nondefaulting Underwriter to the Company, provided that the provisions of this Section 8 shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.

     SECTION 9. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which such Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by such Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse such Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such

Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 9(e); and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of such Underwriter, its officers or employees, or any person controlling the Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of the Shares to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to such Underwriter or to any officer, employee or controlling person of such Underwriter.

     (b) Each Underwriter, severally, but not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which such Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, on behalf of the Underwriters, if the indemnified parties under this Section 9 consist of the Underwriters or the Underwriters' officers, employees or controlling persons, or by the Company, if the indemnified parties under this
Section 9 consist of the Company or any of the Company's directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, consent or judgment includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Shares purchased under this Agreement received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as described on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(e) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Underwriters confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth in the _____ paragraph of the cover page and in paragraphs _______________ under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     SECTION 10. Termination. (a) The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to the First Closing Date or the Option Closing Date, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

     (b) Termination of this Agreement under this Section 10 or Section 7 after the Shares have been purchased by the Underwriters hereunder shall be applicable only to the Option Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6, 9 and 11 hereof. Notwithstanding any such termination, the provisions of Sections 6, 9 and 11 hereof shall remain in effect.

     SECTION 11. Reimbursement of Underwriter's Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Representatives in connection with this Agreement and the proposed purchase of the Shares up to a maximum of $100,000 (less the amounts paid to the Representatives through such date as set forth in Section 6(a)), and upon demand, the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of the Underwriters, the Company shall not be obligated to reimburse the Underwriters on account of those expenses.

     SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, New York, New York 10022, Attention: Director of Investment Banking (Fax:
212-409-2173), with a copy to Robert G. Minion, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 (Fax: 973-597-2425), (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Joel Schwartz, with a copy to Herschel S. Weinstein, Esq., Dornbush Mensch Mandelstam & Schaeffer, LLP, 747 Third Avenue, New York, New York 10017 (Fax:
212-753-7673). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any one controlling any of them.

     SECTION 15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       BENIHANA INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       Accepted as Representatives of the
                                       several underwriters:

                                       LADENBURG THALMANN & CO. INC,
                                       as Underwriter


                                       By:______________________________________



                                       RYAN, BECK & CO., LLC


                                       By:______________________________________

                                   SCHEDULE A
                                   ----------

Name of Underwriter                             Number of Shares
-------------------                             ----------------


Ladenburg Thalmann & Co. Inc.

Ryan, Beck & Co., LLC
                                                    -------
       Total                                        750,000

                                                                       Exhibit A

                        FORM OF LOCK-UP LETTER AGREEMENT

                                        August 24, 2001

Ladenburg Thalmann & Co. Inc.
Ryan, Beck & Co., LLC
c/o Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
New York, NY  10022

Dear Sirs:

The undersigned understands that you propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the underwriters named therein, (the "Underwriters"), for whom you are acting as representatives (the "Representatives") of up to 750,000 shares (the "Initial Shares") of Class A Common Stock, par value $.10 per share (the "Class A Stock"), of Benihana Inc., a Delaware corporation (the "Company"), from the Company, plus up to an additional 112,500 shares of Class A Stock (together with the Initial Shares, the "Shares") from the Company to cover over-allotment, if any, and that Underwriters, propose to offer the Shares to the public (the "Offering").

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Ladenberg Thalmann & Co. Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Class A Stock (including, without limitation, shares of Class A Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Class A Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Class A Stock or substantially similar securities owned by the undersigned on the date of execution of this Lock-Up Letter Agreement, on the date of the execution of the Underwriting Agreement or otherwise acquired during the Restricted Period (as defined below), or sell or grant options, rights or warrants with respect to any shares of Class A Stock or substantially similar securities (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Class A Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Stock or other securities, in cash or otherwise, for a period of 90 days after the effective date of the Registration Statement relating to the Offering (the "Restricted Period"). Notwithstanding the foregoing, the undersigned may enter into a transaction described in clause
(1) and (2) above, if such transaction is a private transaction in which the transferee agrees to be bound by all of the provisions of this Lock-Up Letter Agreement prior to such transfer.

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

[In addition, the undersigned agrees that for a period of one year from the date of the execution of the Underwriting Agreement, in the event the undersigned wishes to sell any shares of Class A Stock after the completion of the Offering, in accordance with Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), such shares shall be sold under Rule 144 through either of the Representatives.]

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of any Shares, the undersigned will be released from the undersigned's obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Representatives, on behalf of the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                              Very truly yours,

                                    Exhibit B
                                    ---------

                        Opinion of Counsel to the Company


     1. Each of the Company and each subsidiary of the Company listed on
Schedule I attached hereto (each, a "Principal Subsidiary" and collectively, the "Principal Subsidiaries") (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in the United States in which its ownership or lease of property or the conduct of its business requires such qualification and (C) has all power and authority necessary to own or hold its properties and conduct the business in which it is engaged, except, in the case of clauses (B) and (C), where the failure to be so qualified and to be in good standing as a foreign corporation or to have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     2. The Company has an authorized capitalization as set forth in the Underwriting Agreement. All of the outstanding shares of capital stock of the Company and its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable. To the best of such firm's knowledge, the Company is the sole stockholder of each Principal Subsidiary, except for Haru Holding Corp. (of which the Company is an 80% stockholder), and the Company holds such interests free and clear of all liens, encumbrances, equities or claims, except that the Company's interest in all of its subsidiaries is pledged as security for loans under the Credit Agreement.

     3. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Class A Stock pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument known to such counsel.

     4. The Shares have been duly authorized and, when delivered in accordance with the terms of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof and, to the best of such counsel's knowledge, will not have been issued and will not be owned or held in violation of or subject to any preemptive rights. Upon delivery of and payment for the Shares by the Underwriters in accordance with the terms of the Underwriting Agreement, each Underwriter will receive good title to the Shares purchased by it, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts or other defects of title whatsoever.

     5. To the best of such counsel's knowledge and other than as set forth in the Prospectus or in documents incorporated by reference into the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     6. Such counsel has been advised by the Commission that the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     7. The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any further amendments or supplements thereto made by the Company prior to any Closing Date (except for the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

     8. The statements contained in the Prospectus under the caption "Description of our Capital Stock", insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Shares) constitute accurate summaries of the terms of such capital stock in all material respects.

     9. To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.

     10. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     11. To the best of such counsel's knowledge, except for such violations, defaults or failure of compliance which would not have a Material Adverse Effect, and except as disclosed in the Prospectus, neither the Company nor any Principal Subsidiary is in violation or breach of or default under (nor has an event occurred that with notice, lapse of time or both would constitute a default under), nor will the execution and delivery by the Company of the Underwriting Agreement and the consummation of the transactions contemplated thereby conflict with or result in a breach of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Principal Subsidiary pursuant to (a) the certificate of incorporation or by-laws of the Company or any Principal Subsidiary, (b) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument, franchise, license or permit known to such counsel and to which the Company or any Principal Subsidiary is a party or by which such entity's properties or assets may be bound, or (c) any law, statute, rule or regulation, or judgment, decree or order of any court or any government or regulatory agency or body having jurisdiction over the Company or any Principal Subsidiary or any of their properties or assets.

     12. Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws or by the NASD in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby, other than such consents, approvals, authorizations, orders, filings and registrations as have been made or obtained; and

     13. To the best of such counsel's knowledge, except as otherwise disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     14. Neither the Company nor any Principal Subsidiary is, and upon the consummation of the transactions contemplated by the Agreement none of them will be, an "investment company" as defined pursuant to the Investment Company Act of 1940.

     In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware. The opinion of the Company's counsel shall also be to the effect that (x) such counsel has acted as counsel to the Company on a regular basis (other than with respect to certain regulatory matters), has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the Company in connection with the preparation of the Registration Statement, (y) such counsel has participated in conferences with officials and other representatives of the Company, the Underwriters, counsel to the Underwriters and the Company's independent certified public accountants, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and (z) based on the foregoing, together with such counsel's examination of the Registration Statement and the Prospectus and its investigations made in connection with the preparation of the Registration Statement and the Prospectus, no facts have come to the attention of such counsel which lead it to believe that, as of the Effective Date, the Registration Statement (other than the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that, as of its date and each Closing Date, the Prospectus (other than the financial statements, the notes thereto, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause 8 above).